January 9, 2006

Securities and Exchange Commission
40 Fifth Street, N.W.
Washington, D.C.  20549

We have read the disclosures contained in Sub Item 77K of the Form N-SAR for
Lebenthal Funds, Inc. for the six months ended November 30, 2005, and we are in agreement with the statements concerning our firm contained therein.

Yours very truly,



PricewaterhouseCoopers LLP